Exhibit 99(a)

Household Finance Corporation
Household Automotive Trust 2002-2
---------------------------------


Original Principal Class A
   Class A-1                               255,000,000
   Class A-2                               345,000,000
   Class A-3                               313,000,000
   Class A-4                               287,000,000
Number of Class A Bonds (000's)
   Class A-1                                   255,000
   Class A-2                                   345,000
   Class A-3                                   313,000
   Class A-4                                   287,000


Distribution Date                                                   2002 Totals
Days

CLASS A
Class A-1 Principal Distribution                                  139,136,627.25
Class A-1 Interest Distribution                                     1,127,328.89

Class A-2 Principal Distribution                                            0.00
Class A-2 Interest Distribution                                     2,266,458.33

Class A-3 Principal Distribution                                            0.00
Class A-3 Interest Distribution                                     2,725,708.33

Class A-4 Principal Distribution                                            0.00
Class A-4 Interest Distribution                                     1,771,916.07